Exhibit 4.2

Execution Version

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of August 31, 2017 by and among Surgery Center Holdings, Inc. (as successor in interest to the Initial Issuer (as defined below)), a Delaware corporation (the “Company”), the parties that are signatories hereto as Guarantors (each, a “Guaranteeing Subsidiary” and, collectively, the “Guaranteeing Subsidiaries”) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, each of SP Finco, LLC, a Delaware limited liability company (the “Initial Issuer”), and the Trustee have heretofore executed and delivered an indenture, dated as of June 30, 2017 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $370,000,000 of 6.750% Senior Notes due 2025 (the “Notes”) of the Issuer;

WHEREAS, the Indenture provides that the Company and the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which (x) the Company shall assume all of the Initial Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture and (y) the Guaranteeing Subsidiaries shall unconditionally guarantee all of Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (in the case of each such Guaranteeing Subsidiary, the “Note Guarantee”), each on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, any Guarantor and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the benefit of the Trustee and the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

ASSUMPTION OF OBLIGATIONS; AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Assumption of Obligations. The Company hereby agrees to unconditionally assume the Initial Issuer’s Obligations, and hereby assumes the Initial Issuer’s Obligations, under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of the Initial Issuer under the Indenture and the Notes.

SECTION 2.2. Agreement to be Bound. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.3. Guarantee. Each of the Guaranteeing Subsidiaries agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to the Company and the Guaranteeing Subsidiaries shall be given as provided in the Indenture.

SECTION 3.2. Merger and Consolidation. Each Guaranteeing Subsidiary shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, another Person (other than the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(f) of the Indenture.

SECTION 3.3. Release of Guarantee. The Note Guarantees hereunder may be released in accordance with Section 10.2 of the Indenture.

SECTION 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.7. Benefits Acknowledged. Each Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

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SECTION 3.9. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 3.11. Execution and Delivery. Each Guaranteeing Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Note Guarantee.

SECTION 3.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.13. Jurisdiction.  The parties hereto agree that any suit, action or proceeding arising out of or based upon this Supplemental Indenture may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each party hereto irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.  The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Supplemental Indenture, including such actions, suits or proceedings relating to securities laws of the United States or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum.  The parties hereto agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon them, and may be enforced in any court to the jurisdiction of which they are subject by a suit upon such judgment.

SECTION 3.14. Waiver of Jury Trial.  THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE AND FOR ANY COUNTERCLAIM THEREIN.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SURGERY CENTER HOLDINGS, INC., as Issuer

By:	/s/ Teresa F. Sparks
Name: Teresa F. Sparks
Title: Chief Financial Officer and Executive Vice President

[Signature Page to First Supplemental Indenture]

GUARANTORS

AMBULATORY RESOURCE CENTRES INVESTMENT COMPANY, LLC
AMBULATORY RESOURCE CENTRES OF WASHINGTON, INC.
AMBULATORY RESOURCE CENTRES OF WILMINGTON, INC.
ANESTHESIOLOGY PROFESSIONAL SERVICES, INC.
APS OF BRADENTON, LLC
APS OF HAMMOND, LLC
APS OF MERRITT ISLAND, LLC
ARC DEVELOPMENT CORPORATION
ARC FINANCIAL SERVICES CORPORATION
ASC OF NEW ALBANY, LLC
COMPLETE CARE PHARMACY, LLC
HAMMOND ANESTHESIA SERVICES, LLC
LOGAN LABORATORIES, LLC
LUBBOCK SURGICENTER, INC.
MEDICAL BILLING SOLUTIONS, LLC
MIDWEST UNCUTS, INC.
NEOSPINE SURGERY OF PUYALLUP, LLC
NEOSPINE SURGERY, LLC
NOVAMED ACQUISITION COMPANY, INC.
NOVAMED ALLIANCE, INC.
NOVAMED MANAGEMENT OF KANSAS CITY, INC.
NOVAMED MANAGEMENT SERVICES, LLC
NOVAMED OF BETHLEHEM, INC.
NOVAMED OF LEBANON, INC.
NOVAMED OF SAN ANTONIO, INC.
NOVAMED OF TEXAS, INC.
NOVAMED OF WISCONSIN, INC.
NOVAMED, INC.
PATIENT EDUCATION CONCEPTS INC.
PHYSICIANS SURGICAL CARE, INC.
PSC DEVELOPMENT COMPANY, LLC
PSC OPERATING COMPANY, LLC
RIVERSIDE ANESTHESIA SERVICES, LLC
RIVERSIDE BILLING AND MANAGEMENT COMPANY, LLC
RIVERSIDE SPINE & PAIN PHYSICIANS, LLC
SAINT THOMAS COMPOUNDING LLC
SARASOTA ANESTHESIA SERVICES, LLC
SARC/ASHEVILLE, INC.

By:	/s/ Teresa F. Sparks
Name:	Teresa F. Sparks
Title:	Chief Financial Officer and Executive Vice President

[Signature Page to First Supplemental Indenture]

SARC/FT. MYERS, INC.
SARC/GEORGIA, INC.
SARC/KENT, LLC
SARC/LARGO ENDOSCOPY, INC.
SARC/LARGO, INC.
SARC/PROVIDENCE, LLC
SARC/ST. CHARLES, INC.
SARC/VINCENNES, INC.
SMBI DOCS, LLC
SMBI GREAT FALLS, LLC
SMBI HAVERTOWN, LLC
SMBI IDAHO, LLC
SMBI LHH, LLC
SMBI PORTSMOUTH, LLC
SMBI STLWSC, LLC
SMBIMS BIRMINGHAM, INC.
SMBIMS DURANGO, LLC
SMBIMS FLORIDA I, LLC
SMBIMS GREENVILLE, LLC
SMBIMS KIRKWOOD, LLC
SMBIMS STEUBENVILLE, INC.
SMBIMS WICHITA, LLC
SMBISS BEVERLY HILLS, LLC
SMBISS CHESTERFIELD, LLC
SMBISS ENCINO, LLC
SMBISS IRVINE, LLC
SP MANAGEMENT SERVICES, INC.
SP NORTH DAKOTA, LLC
SP PRACTICE MANAGEMENT, LLC
SURGERY PARTNERS ACQUISITION COMPANY, INC.
SURGERY PARTNERS OF CORAL GABLES, LLC
SURGERY PARTNERS OF LAKE MARY, LLC
SURGERY PARTNERS OF LAKE WORTH, LLC
SURGERY PARTNERS OF MERRITT ISLAND, LLC
SURGERY PARTNERS OF MILLENIA, LLC
SURGERY PARTNERS OF NEW TAMPA, LLC
SURGERY PARTNERS OF PARK PLACE, LLC
SURGERY PARTNERS OF SARASOTA, LLC
SURGERY PARTNERS OF SUNCOAST, LLC
SURGERY PARTNERS OF WEST KENDALL, L.L.C.
SURGERY PARTNERS OF WESTCHASE, LLC
SURGERY PARTNERS, LLC
SYMBION AMBULATORY RESOURCE CENTRES, INC.

By:	/s/ Teresa F. Sparks
Name:	Teresa F. Sparks
Title:	Chief Financial Officer and Executive Vice President

[Signature Page to First Supplemental Indenture]

SYMBION ANESTHESIA SERVICES, LLC
SYMBION HOLDINGS CORPORATION
SYMBION, INC.
TAMPA PAIN RELIEF CENTER, INC.
TEXARKANA SURGERY CENTER GP, INC.
UNIPHY HEALTHCARE OF JOHNSON CITY VI, LLC
UNIPHY HEALTHCARE OF MAINE I, INC.
VASC, INC.
VILLAGE SURGICENTER, INC.
APS OF JONESBORO, LLC
APS OF SUNCOAST, LLC
BLUE RIDGE NOVAMED, INC.
COMMUNITY HOSPITAL HOLDING COMPANY, LLC
COMMUNITY HOSPITAL MANAGEMENT COMPANY, LLC
JENKINS COUNTY HOSPITAL, LLC
JONESBORO ANESTHESIA SERVICES, LLC
NATIONAL SURGICAL HOSPITALS, INC.
NOVAMED EYE SURGERY AND LASER CENTER OF ST. JOSEPH, INC.
NOVAMED OF LAREDO, INC.
NOVAMED PAIN MANAGEMENT CENTER OF NEW ALBANY, LLC
NSH BRYAN HOSPITAL, INC.
NSH CALIFORNIA, INC.
NSH CONNECTICUT, INC.
NSH DURHAM, INC.
NSH EL PASO INC.
NSH EL PASO SPECIALTY HOSPITAL, INC.
NSH GEORGIA, INC.
NSH HOLDCO, INC.
NSH LOGAN, INC.
NSH LOUISIANA, INC.
NSH MANAGEMENT OF ARIZONA, INC.
NSH MANAGEMENT OF CALIFORNIA, INC.
NSH MESA, INC.
NSH MICHIGAN PROPERTIES, LLC
NSH MICHIGAN, INC.
NSH NORTH IDAHO, INC.
NSH SAN ANTONIO SURGICAL HOSPITAL, INC.
NSH TEXAS, INC.
NSH WISCONSIN, INC.
PSC OF NEW YORK, L.L.C.
QUAHOG HOLDING COMPANY, LLC
SCREVEN COUNTY FAMILY HEALTH CENTER, LLC

By:	/s/ Teresa F. Sparks
Name:	Teresa F. Sparks
Title:	Chief Financial Officer and Executive Vice President

[Signature Page to First Supplemental Indenture]

SCREVEN COUNTY HOSPITAL, LLC
SENTRY MEDICAL BILLING, LLC
SP LOUISIANA, LLC
SPACE COAST ANESTHESIA SERVICES, LLC
SURGERY CENTER OF PENNSYLVANIA, LLC
SYMBION JV, LLC
SYMBIONARC SUPPORT SERVICES, LLC
THE CENTER FOR SPECIAL SURGERY, LLC
U.S. ORTHOPEDICS, INC.

By:	/s/ Teresa F. Sparks
Name:	Teresa F. Sparks
Title:	Chief Financial Officer and Executive Vice President

[Signature Page to First Supplemental Indenture]

COMPLETE CARE PHARMACY, LLC

By:	/s/ Teresa F. Sparks
Name:	Teresa F. Sparks
Title:	Chief Financial Officer and Executive Vice President

[Signature Page to First Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ W. Thomas Morris, II
Name: W. Thomas Morris, II
Title: Vice President

[Signature Page to First Supplemental Indenture]